Exhibit 99.1
N E W S R E L E A S E
FOR IMMEDIATE RELEASE
April 13, 2020

CHESAPEAKE ENERGY CORPORATION ANNOUNCES
1-FOR-200 REVERSE STOCK SPLIT AND AUTHORIZED SHARES REDUCTION
OKLAHOMA CITY, April 13, 2020 - Chesapeake Energy Corporation (NYSE: CHK) (the “Company”) today announced that, at a special meeting of shareholders of the Company held on April 13, 2020, its shareholders voted to approve: (i) a proposal authorizing the Board of Directors of the Company to effect a reverse stock split of the Company’s issued and outstanding common stock at a ratio ranging from 1-for-50 (1:50) to 1-for-200 (1:200) and (ii) a proposal to reduce the total number of authorized shares of the Company’s common stock as determined by a formula based on two-thirds of the reverse stock split ratio. Following the special meeting of shareholders, the Board of Directors approved a 1-for-200 reverse stock split. A Certificate of Amendment to the Company’s Restated Certificate of Incorporation that gives effect to the reverse stock split and the authorized shares reduction has been filed with the Oklahoma Secretary of State and will become effective at 5:00 p.m. Central Time on April 14, 2020. The Company’s common stock will begin trading on a split-adjusted basis on the New York Stock Exchange (NYSE) at the market open on April 15, 2020.
The reverse stock split is intended to, among other things, increase the per share trading price of the Company’s common shares to satisfy the $1.00 minimum bid price requirement for continued listing on the NYSE. As a result of the reverse stock split, each 200 pre-split shares of common stock outstanding will automatically be combined into one issued and outstanding share of common stock without any action on the part of the shareholder. No fractional shares of common stock will be issued as a result of any reverse stock split. Instead, in lieu of any fractional shares to which a shareholder of record would otherwise be entitled as a result of the reverse stock split, the Company will pay cash (without interest) to such shareholder. Once effective, the number of outstanding shares of common stock will be reduced from approximately 1.957 billion as of April 10, 2020 to approximately 9.784 million shares (without giving effect to the liquidation of fractional shares). The total number of shares of common stock that the Company is authorized to issue will also be reduced from 3,000,000,000 to 22,500,000 shares.
Headquartered in Oklahoma City, Chesapeake Energy Corporation’s (NYSE: CHK) operations are focused on discovering and developing its large and geographically diverse resource base of unconventional oil and natural gas assets onshore in the United States.
This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about the reverse stock split, authorized shares reduction and the related timing of implementation and effects thereof. Forward-looking statements are statements other than statements of historical fact. These forward-looking statements are generally identified by the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “may,” “should,” “could,” “will,” “would,” and “will be,” and variations of such words and similar expressions, although not all forward-looking statements contain these identifying words. Although we believe the expectations and forecasts reflected in the forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate or changed assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and any updates to those factors set forth in the Company’s subsequent quarterly reports on Form 10-Q or current reports on Form 8-K.

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Brad Sylvester, CFA (405) 935-8870 ir@chk.com	Gordon Pennoyer (405) 935-8878 media@chk.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154